UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2005
INFINITY ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation or organization)	0-17204 (Commission File Number)	84-1070066 (I.R.S. Employer Identification Number)

950 Seventeenth Street, Suite 800 Denver, Colorado (Address of principal executive offices)	80202 (Zip Code)
Registrant’s telephone number, including area code: (720) 932-7800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.	Other Events	2

Signature

Item 8.01. Other Events.
     Effective September 9, 2005, Infinity, Inc. (“Infinity”) merged with and into Infinity Energy Resources, Inc., a Delaware corporation (“Infinity Delaware”) for the purpose of changing Infinity’s state of incorporation from Colorado to Delaware (the “Reincorporation”). The Reincorporation was accomplished pursuant to an Agreement and Plan of Merger, dated April 29, 2005, which was approved by Infinity’s shareholders at the 2005 Annual Meeting held June 16, 2005 and filed as an appendix to the proxy statement submitted to Infinity’s shareholders in connection therewith.
     As a result of the Reincorporation, each share of Infinity common stock was converted into one corresponding share of Infinity Delaware common stock. All senior secured notes, options and warrants outstanding at the time of the Reincorporation entitled to receive shares of Infinity common stock upon conversion or exercise now represent the right to receive an identical number of shares of Infinity Delaware common stock. Each certificate representing shares of common stock of Infinity now represents the same number of shares of common stock of Infinity Delaware. Infinity Delaware common stock will trade on NASDAQ under the symbol “IFNY”.
     Pursuant to Rule 12g-3(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the common stock of Infinity Delaware, par value $0.0001 per share, is deemed to be registered under Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 12, 2005

Infinity Energy Resources, Inc.
By:	/s/ Timothy A. Ficker
Timothy A. Ficker
Vice President and Chief Financial Officer

3